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                              FORM N1-A, ITEM 23(j)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants


We consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement of OneAmerica Funds, Inc. (the "Fund" and formerly the AUL American Series Fund, Inc.) on Form N-1A (File No. 33-30156) of our report dated February 17, 2003, on our audits of the financial statements and financial highlights of the Fund. We also consent to the references to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


 /s/  PricewaterhouseCoopers LLP


March 28, 2003